Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-203604, 333-107114, 333-132036 and post-effective amendment No. 1 to Form S-8 No. 033-64187) on Form S-8 of our report dated June 24, 2022, relating to our audit of the financial statements as of and for the year ended December 31, 2021, which appears in the annual report on Form 11-K of The Lincoln Electric Company Employee Savings Plan for the year ended December 31, 2022.

/s/ Plante & Moran, PLLC
Cleveland, Ohio
June 27, 2023